Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements, as amended, on Form S-8 (File Numbers 333-62053, 333-62049, 333-84207 and 333-105687) of CFS Bancorp, Inc. of our report dated March 11, 2005 on the consolidated financial statements of CFS Bancorp, Inc. as of December 31, 2004 and the year then ended as included in the registrant’s annual report on Form 10-K.
/s/ Crowe Chizek and Company LLC
Oak Brook, Illinois
March 8, 2006